Exhibit 10.1
JOINDER AGREEMENT
April 4, 2006
      Reference is made to the Second Amended and Restated Credit Agreement dated as of February 27, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among CROWLEY MARITIME CORPORATION, a Delaware corporation (the “Borrower”), the Initial Lenders (as defined in the Credit Agreement), Citibank, N.A., as issuing bank, Citicorp USA, Inc., as administrative agent (together with any successor agent appointed pursuant to Article VIII, the “Administrative Agent”) for the Lender Parties and as Collateral Agent (as defined in the Credit Agreement) and Citigroup Global Markets Inc. as Arranger. Terms defined in the Credit Agreement are used herein with the same meaning.
      WHEREAS, the Borrower has requested an increase in the Commitments pursuant to Section 2.17 of the Credit Agreement (the “Revolving Credit Commitment Increase”); and
      WHEREAS, Fortis Capital Corp. (the “Post-Increase Revolving Credit Lender”) has agreed to provide an incremental Commitment (an “Incremental Revolving Credit Commitment”) and to become a party to the Credit Agreement;
      NOW, THEREFORE, for good and valid consideration, the sufficiency of which hereby is acknowledged, the Post-Increase Revolving Credit Lender hereby agrees as follows:

(1) The Post-Increase Revolving Credit Lender agrees to provide the Incremental Revolving Credit Commitment set forth opposite its name on Schedule 1 hereto, effective as of the date upon which the conditions precedent set forth in Section 2.17(d) of the Credit Agreement shall have been met (the “Increase Effective Date”). Such Incremental Revolving Credit Commitment shall be subject to the terms and conditions set forth in the Credit Agreement and shall be a “Commitment” thereunder.

(2) Upon the Increase Effective Date, the Post-Increase Revolving Credit Lender shall become a “Lender” under the Credit Agreement upon the terms and subject to the conditions set forth therein.

(3) The Post-Increase Revolving Credit Lender (i) represents and warrants that it is legally authorized to enter into this Joinder Agreement; (ii) confirms that it has received a copy of the Credit Agreement and each other Loan Document, together with copies of the financial statements referred to in Section 4.01 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder Agreement; (iii) agrees that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) confirms that it is an Eligible Assignee; (v) appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement and each other Loan Document are required to be performed by it as a Lender; and (vii) attaches any U.S. Internal Revenue Service forms required under Section 2.13 of the Credit Agreement.

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      From and after the date hereof, the Post-Increase Revolving Credit Lender shall (a) be a “Lender” for all purposes under the Loan Documents, (b) have the rights and obligations of a Lender under the Credit Agreement and under the other Loan Documents, and (c) be bound by the provisions of the Loan Documents as a Lender.
      This Joinder Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery by telecopier of an executed counterpart of a signature page to this Joinder Agreement shall be effective as delivery of an original executed counterpart of this Joinder Agreement.
      THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
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      IN WITNESS WHEREOF, the Post-Increase Revolving Credit Lender has caused this Joinder Agreement to be executed by its duly authorized officer as of the date first set forth above.

FORTIS CAPITAL CORP.

By:	/s/ Carl Rasmussen

Name: Carl Rasmussen

Title:	Senior Vice President

ACKNOWLEDGED AND AGREED BY:

CITICORP USA, INC.,
as Administrative Agent

By:	/s/ Robert H. Malleck

Name: Robert H. Malleck

Title:	Vice President

CROWLEY MARITIME CORPORATION

By:	/s/ Daniel Warner

Name: Daniel Warner

Title:	Senior Vice President and Treasurer

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